UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16 OF

THE SECURITIES EXCHANGE ACT OF 1934

For the month of January 2011

Commission File Number 1-32895

Penn West Petroleum Ltd.

(Translation of registrant’s name into English)

Suite 200, 207 – 9th Avenue SW

Calgary, Alberta, Canada T2P 1K3

(Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.)

Form  20-F ☐            Form  40-F ☑

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1)     ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7)     ☐

On January 1, 2011, Penn West Energy Trust (“Penn West”) completed a court-approved statutory plan of arrangement (the “Arrangement”) pursuant to which unitholders of Penn West exchanged their trust units in Penn West for common shares of Penn West Petroleum Ltd. (“PWPL”), a corporation formed on the amalgamation of three corporations that immediately prior to the consummation of the Arrangement were wholly-owned subsidiaries of Penn West. PWPL has the same assets, liabilities, directors, management and employees that Penn West had prior to completion of the Arrangement. The Arrangement was effected pursuant to Section 193 of the Business Corporations Act (Alberta). Pursuant to the Arrangement, among other things, each issued and outstanding trust unit of Penn West was exchanged for one newly issued common share of PWPL.

As part of the Arrangement, (i) the trust unit rights incentive plan (the “TURIP”) of Penn West was amended to provide that, among other things, (A) certain rights outstanding under the TURIP immediately prior to completion of the Arrangement were exchanged for rights outstanding under the amended TURIP that will permit the holders thereof to acquire common shares of PWPL rather than trust units of Penn West, and (B) certain rights outstanding under the TURIP immediately prior to the completion of the Arrangement were exchanged for restricted rights (which represent a variable amount payable in common shares of PWPL or cash, at the election of the holder) and options that will permit the holders thereof to acquire common shares of PWPL, (ii) PWPL adopted a stock option plan, and (iii) PWPL assumed the obligations of Penn West under Penn West’s employee retirement savings plan (the “ERSP”). The ERSP was also amended and restated as part of the Arrangement to provide that common shares issuable under the ERSP may no longer be issued from treasury, and that an independent trustee will acquire common shares through purchases on the Toronto Stock Exchange to satisfy PWPL’s obligations under the amended and restated ERSP.

Also as part of the Arrangement, PWPL assumed all obligations of Penn West under the indentures and supplemental indentures, as applicable, governing the terms and conditions of Penn West’s two series of convertible debentures outstanding on the effective date of the Arrangement. Such debentures are now obligations of PWPL, and holders of debentures who wish to convert their debentures are entitled to receive common shares of PWPL on the same conversion basis as trust units of Penn West were previously issuable upon conversion thereof, subject to adjustment in certain events as provided in the applicable indenture.

Furthermore, as part of the Arrangement, PWPL assumed Penn West’s Distribution Reinvestment and Optional Trust Unit Purchase Plan (the “DRIP”), as amended and restated as of July 30, 2007. At the effective time of the Arrangement, the DRIP was amended and restated to reflect the Arrangement and the implementation of the transactions contemplated by the Arrangement. As a result, all participants in the DRIP immediately prior to completion of the Arrangement were deemed to be participants in the amended and restated DRIP without any further action on their part, and holders of PWPL common shares may participate in the amended and restated DRIP with respect to any cash dividends declared and paid by PWPL on its common shares.

The trust units of Penn West were registered pursuant to Sections 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon effectiveness of the Arrangement, the PWPL common shares were deemed registered under Section 12(b) of the Exchange Act, with PWPL deemed to be a successor issuer to Penn West pursuant to Rule 12g-3(a) under the Exchange Act. It is expected that the PWPL common shares will be listed on the Toronto Stock Exchange (“TSX”) and the New York Stock Exchange (the “NYSE”), and will trade on the TSX under the ticker symbol “PWT” and on the NYSE under the ticker symbol “PWE”. This Form 6-K is being submitted by PWPL to the Securities and Exchange Commission as notice that PWPL is the successor issuer to Penn West under Rule 12g-3 under the Exchange Act, as required by Rule 12g-3(f).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on January 1, 2011.

PENN WEST PETROLEUM LTD.

By:	/s/ Keith Luft
Name:	Keith Luft
Title:	General Counsel and Senior Vice President, Stakeholder Relations

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